Exhibit 10.11

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [_______], by and between Mosaic ImmunoEngineering Inc., a Delaware corporation (the “Company”), and [________], (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly held corporations as directors, officers, consultants or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, consultants, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of the Company provides that the Company may indemnify the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law (“DGCL”). The Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers, consultants, and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

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NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. The Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing.

Section 2. Definitions. As used in this Agreement:

(a) “Access Period” mean the period commencing on the date Indemnitee first became an Officer or member of the Board of the Company and ending on the date this Agreement is terminated in accordance with Section 14 hereof.

(b) “Board Papers” means all materials provided to Indemnitee specifically in connection with any meeting of the Board or any committee of the Board, whether in documentary form or some other form, including, but not limited to, board papers, submissions, minutes, memoranda, legal opinions, financial statements and subcommittee papers during the Relevant Period.

(c) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i. Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

ii. Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(c)(i), 2(c)(iii), or 2(c)(iv) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv. Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

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For purposes of Section 2(c)(i) and Section 2(c)(v) of this Agreement, the following terns shall have the following meanings:

(A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(B) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(C) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(d) “Corporate Status” describes the status of a person who is or was, or has agreed to become, a director, officer, employee, consultant or agent of the Company or of any other corporation, limited liability company, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(e) “Director Indemnitee” means, for purposes of Section 12(f) of this Agreement, an Indemnitee who is or was a director of the Company as of the date of this Agreement or who hereafter becomes a director of the Company prior to the termination of this Agreement.

(f) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, consultant, agent or fiduciary.

(h) “Expenses” shall include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise being involved in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. Notwithstanding the above, Expenses shall also include amounts incurred to obtain or enforce the Indemnitee’s right to indemnification or advancement under this Agreement.

(i) “Independent Counsel” means a law firm, or a member of a law firm, selected by the Indemnitee and approved by the Company (which approval should not be unreasonably withheld or delayed) who, in the past five years has not been retained to represent the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

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(j) A “Potential Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

i. Agreement Relating to Change in Control. The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

ii. Public Announcement Relating to Change in Control. Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

iii. Acquisition of Stock by Third Party. Any Person (other than (i) the Company or any of its subsidiaries, or (ii) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Company or any of its subsidiaries or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is or becomes the Beneficial Owner of ten percent (10%) or more of the combined voting power of the Company’s then outstanding securities, increases his, her or its Beneficial Ownership of such combined voting power by five percent (5%) or more over the percentage so owned by such Person on the date hereof; or

iv. Board Declaration. The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(k) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, administrative or regulatory hearing, any formal or informal inquiry, hearing or investigation or any other actual, threatened or completed proceeding or investigation whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory, investigative or other nature, and any appeal therefrom.

(1) “Relevant Period” means the period commencing on the date that Indemnitee first became a member of the Board of the Company or consultant of Company and ending on the date Indemnitee ceases to serve as a member of the Board or on the date the consultant terminates his agreement.

(m) Reference to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, consultant, or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, consultant, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Company- as referred to in this Agreement.

Section 3. Indemnity of Indemnitee. Subject to Sections 6, 8 and 9, the Company shall indemnify the Indemnitee in connection with any Proceeding as to which the Indemnitee was, is or is threatened to be made a party to, a witness to or is otherwise involved by reason of the Indemnitee’s Corporate Status, or by reason of any action alleged to have taken or omitted in connection therewith, to the fullest extent permitted by law or as may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment of interpretation permits the Company to provide broader indemnification rights than were permitted thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certification of Incorporation, the Bylaws, vote of its stockholders or disinterested directors or applicable law. In furtherance of the foregoing and without limiting the generality thereof:

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(a) Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3(a) if Indemnitee was, is, or is threatened to be made a party to, a witness to, or is otherwise involved in any Proceeding, (other than a Proceeding by or in the right of the Company to procure a judgment in its favor or a Proceeding referred to in Section 3(b) below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have taken or omitted in connection therewith, against all Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, in the case of a criminal Proceeding had no reasonable cause to believe that his conduct was unlawful.

(b) Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3(b) if Indemnitee was, is, or is threatened to be made a party to, a witness to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have taken or omitted in connection therewith, against all Expenses and, to the fullest extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that, if the applicable law so provides, no indemnification for Expenses shall be made under this Section 3(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the Court of Chancery or such other court shall deem proper.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and to the fullest extent permitted by applicable law, to the extent that Indemnitee is successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, and to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 6. Exceptions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Proceeding:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, provided that the Company shall remain obligated in accordance with the terms hereof to provide indemnity for any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

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(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding); or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 7. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, the Expenses actually and reasonably incurred by or on behalf of the Indemnitee prior to the final disposition of any Proceeding, and such advancement shall be made within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time. The Indemnitee’s right to advancement is not subject to the satisfaction of any standard of conduct. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. This Section 7 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section 8. Procedure for Notification and Defense of Claim.

(a) As a condition precedent to the Indemnitee’s right to be indemnified or to cause the establishment of a Trust in favor of Indemnitee in accordance with the provisions of Section 12(f) of this Agreement, Indemnitee must notify the Company in writing as soon as practicable of any proceeding for which indemnity will or could be sought. Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) Subject to the terms and conditions of any applicable insurance policy or policies, the Company will be entitled to participate in the Proceeding at its own expense.

Section 9. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a), a determination, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; (B) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (C) by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

(b) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

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(c) Notwithstanding Section 2 of this Agreement, within ten (10) days after the Indemnitee’s provides written notice of his selection of Independent Counsel, the Company shall have deliver to the Indemnitee any written objection to the selection of Independent Counsel; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof and the final disposition of the Proceeding, no Independent Counsel shall have been selected and not objected to, the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the Indemnitee’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 10(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

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Section 11. Remedies of Indemnitee.

(a) Subject to Section 11(d), in the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) the advancement of Expenses it not timely made pursuant to Section 7 of this Agreement; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) of this Agreement within 60 days after receipt by the Company of the request for indemnification; (iv) payment of indemnification is not made pursuant to Section 4, 5, or 6 or the last sentence of Section 9(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefore; or (v) payment of indemnification pursuant to Section 3, of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, subject to Section 21, Indemnitee shall be entitled to enforce its rights under this Agreement in a court of competent jurisdiction. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 9(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(d) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 12. Non-exclusivity; Survival of Rights; Insurance; Subrogation; Establishment of Trust.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

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(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, consultants, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, consultant, or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Without limiting the foregoing, the Company will use its reasonable best efforts to maintain director and officer liability insurance in respect of acts or omissions occurring during the period of time that Indemnitee serves or served as an officer, director, consultant, agent or employee of the Company covering Indemnitee on terms at least as favorable as the coverage currently in effect on the date hereof, provided that in satisfying its obligation under this Section 12(b), the Company shall not be obligated to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof, and if the Company is unable to obtain the insurance required by this Section 12(b), it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, consultant, or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

(f) In the event of a Potential Change in Control the Company shall, upon written request by a Director Indemnitee containing the information required by Section 9(a) of this Agreement, create a trust (the “Trust”) for the benefit of the Director Indemnitee and from time to time upon written request of the Director Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all amounts for which the Director Indemnitee is entitled to indemnification or advancement of Expenses hereunder that are actually paid or that the Director Indemnitee reasonably determines from time to time may be payable by the Company under this Agreement; provided, however, that the Company shall not be required to establish the Trust if, at the time a written request by the Director Indemnitee is made pursuant to this Section 12(f), the Company provides the Director Indemnitee with written evidence reasonably satisfactory to the Director Indemnitee that the Company maintains director and officer liability insurance in respect of acts or omissions occurring during the period of time that the Director Indemnitee serves or served as an officer, director, agent or employee of the Company covering the Director Indemnitee on terms at least as favorable as the coverage currently in effect on the date hereof, without taking into account the limitation on premiums the Company is required to pay pursuant to Section 12(b) of this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation (or, if applicable, the adequacy of director and officer liability insurance maintained by the Company pursuant to the proviso to the preceding sentence) shall be determined by the applicable party specified in Section 9(a) of this Agreement. The terms of the Trust shall provide that upon a Change in Control: (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Director Indemnitee; (ii) the trustee of the Trust shall advance, within ten (10) days of a request by the Director Indemnitee, any and all Expenses to the Director Indemnitee (and the Director Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Director Indemnitee would be required to reimburse the Company under Section 7 of this Agreement); (iii) the Company shall continue to fund the Trust from time to time in accordance with the funding obligations set forth above; (iv) the trustee of the Trust shall promptly pay to the Director Indemnitee all amounts and Expenses for which the Director Indemnitee shall be entitled to indemnification pursuant to this Agreement; and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by a court of competent jurisdiction in a final decision from which there is no further right of appeal that the Director Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by the Director Indemnitee.

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Section 13. Access to Board Papers.

(a) The Company agrees to maintain a complete set of Board Papers, in a systematic and organized manner, in secure custody during the Access Period; provided, however, that if the relevant Board Papers were created prior to the date of this Agreement, the Company shall be deemed to have satisfied its obligations under this Section 13(a) if it uses all reasonable efforts to collate and keep those Board Papers in the manner required hereby. Subject to the foregoing proviso and the limitation in Sections 13(b) and 13(c), if Indemnitee asks to inspect, or for a copy of, any Board Paper during the Access Period and the request is made in connection with any Proceedings or the threat of any Proceedings, the Company must, within fourteen (14) days after receiving that request: (i) allow Indemnitee (or a person nominated in writing by Indemnitee) to inspect the Board Paper at the Company’s registered office (or any other place agreed by the Company and Indemnitee), and (ii) provide Indemnitee a copy of the Board Paper without charge.

(b) Indemnitee hereby acknowledges that: (i) the Company remains the owner of all Board Papers and the Company may request Indemnitee to provide the Company with reasons why Indemnitee requires access to a document, (ii) as a condition to Indemnitee’s right to receive any Board Papers, Indemnitee must, on written request by the Company, provide the Company with written reasons why Indemnitee requires access to a document, and (iii) Indemnitee must return to the Company or destroy all copies of any Board Paper obtained from the Company under this Section 13 within ten (10) days after the relevant Proceedings are finally resolved or the threat of such Proceedings has ceased to materially exist.

(c) If the Company has any right (including a right it has jointly or in common with Indemnitee or with Indemnitee and others) to privilege, such as attorney-client privilege, with respect to any document which Indemnitee inspects, copies or uses under this Agreement or the DGCL: (i) that document is to be treated by Indemnitee as confidential; (ii) by permitting the inspection, copying or use to Indemnitee or Indemnitee’s permitted nominee, the Company does not waive any privilege; and (iii) in so inspecting, copying or using the document by himself or herself or through Indemnitee’s permitted nominee, Indemnitee must use his or her best efforts to ensure that so far as is practical the right to privilege is not lost or waived, whether by Indemnitee or the Indemnitee’s nominee or otherwise and as a condition to providing any such document to Indemnitee the Company may require Indemnitee to enter into a reasonable and customary joint defense or other similar agreement for the protection of any such privilege. Nothing in this Agreement shall be deemed to prevent or preclude the Company from relying on privilege in proceedings between Indemnitee and the Company (including in respect of a document which the Company has disclosed to Indemnitee outside those proceedings).

(d) Nothing in this Section 13 shall be deemed to limit any right of access Indemnitee otherwise has to Board Papers.

(e) Indemnitee hereby agrees not to disclose any confidential information contained in a Board Paper to a third party unless: (i) the Company has given its prior written consent to such disclosure; (ii) Indemnitee is required to do so by law; (iii) the disclosure is made for the purpose of obtaining professional advice or in connection with the relevant Proceedings or the threat of such Proceedings in relation to which Indemnitee was given access to the Board Paper; or (iv) the disclosure is made on behalf of the Company and for Company purposes in furtherance of Indemnitee’s duties as a director, officer, employee or agent of the Company at the time such disclosure is made; provided, however, if Indemnitee is entitled to disclose confidential information under this Section 13(e) and the Board Papers include any information to which attorney-client privilege attaches for the benefit of the Company, or both the Company and Indemnitee, Indemnitee must use his or her best efforts to avoid doing anything that will cause that privilege to be waived, extinguished or lost by the Company in relation to third parties.

Section 14. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten years after the date that Indemnitee shall have ceased to serve as a director, officer, consultant, agent, or employee of the Company or (b) one year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

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Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, or consultant of the Company.

(b) This Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the By-laws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder or under any other prior written agreement to which the Company or its predecessors, on the one hand, and Indemnitee and his or her affiliates, on the other, are a party.

Section 17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed; (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed; or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to:

Mosaic ImmunoEngineering Inc.

Attn: Steven King, President and CEO

19881 Brookhurst Street, C-245

Huntington Beach, CA 92646

or to any other address as may have been furnished to Indemnitee by the Company.

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Section 20. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees, consultants, and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 21. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) appoint irrevocably, to the extent such party is not otherwise subject to service of process in the State of Delaware, United States Corporation Agents, Inc., 300 Delaware Avenue, Suite 210-A, Wilmington, Delaware, 19801, as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 22. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

MOSAIC IMMUNOENGINEERING INC. By: _____________________________________________ Name: Title:	INDEMNITEE By: _____________________________________________ Name: Title:

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